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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 29 to Registration Statement No. 2-62329 on Form N-1A of our reports dated November 14, 2001 appearing in the September 30, 2001 Annual Reports of Core Bond Portfolio (formerly Investment Grade Portfolio) & Intermediate Term Portfolio of Merrill Lynch Bond Fund, Inc. (formerly Merrill Lynch Corporate Bond Fund, Inc.) and High Income Portfolio of Merrill Lynch Bond Fund, Inc. and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January  23, 2002